[DESCRIPTION]  EPS DATA


                                   EXHIBIT 11

                  GEORGIA-PACIFIC CORPORATION AND SUBSIDIARIES
           STATEMENTS OF COMPUTATION OF PER SHARE EARNINGS (Unaudited)
                      (Thousands, except per share amounts)

                                    Three Months         Six Months
                                    Ended June 30,       Ended June 30,
                                    --------------       --------------
                                   1995      1994       1995      1994
                                   ----      ----       ----      ----
Income (Loss)
-------------
Income before extraordinary
 item and accounting change      $265,000  $ 14,000    $497,000  $70,000
Extraordinary item,net of tax           -         -          -   (11,000)
Cumulative effect of accounting
 change, net of tax                     -         -          -    (5,000)
                                 --------   -------    --------  --------

Net income                       $265,000  $ 14,000    $497,000  $54,000
                                 ========   =======    ========  ========

Weighted Average Shares
-----------------------
Common shares outstanding,
 net of restricted stock           89,761    88,850     89,690    88,776

Add - shares assumed to
 be issued under long-term
 incentive (restricted stock),
 stock option and stock
 purchase plans at the average
 market price                         886       641        839       781
                                 --------  --------    --------  --------

Primary shares                     90,647    89,491     90,529    89,557
                                 --------  --------    --------  --------

Add - additional shares assumed
 to be issued under long-term
 incentive (restricted stock),
 stock  option and stock
 purchase plans at quarter end
 market price (if higher than
 average market price)                186         -        259         -
                                 --------  --------    --------  --------

Fully diluted shares               90,833    89,491     90,788    89,557
                                 ========   =======    ========  ========


Income (Loss) Per Share
-----------------------
Income before extraordinary
 item and accounting change      $   2.95  $    .16    $   5.54  $    .79
Extraordinary item,net of tax           -         -          -       (.12)
Cumulative effect of accounting
 change, net of tax                     -         -          -       (.06)
                                 --------  --------    --------  --------

Net income                       $   2.95  $    .16    $   5.54  $    .61
                                 ========   =======    ========  ========

Income (Loss) Per Share - Primary
---------------------------------
Income before extraordinary
 item and accounting change      $   2.92  $    .16    $   5.49  $    .78
Extraordinary item, net of tax          -         -          -       (.12)
Cumulative effect of accounting
 change, net of tax                     -         -          -       (.06)
                                 --------  --------    --------  --------

Net income                       $   2.92  $    .16    $   5.49  $    .60
                                 ========   =======    ========  ========



Income (Loss) Per Share - Fully Diluted
---------------------------------------
Income before extraordinary
 item and accounting change      $   2.92  $    .16    $   5.47  $    .78
Extraordinary item, net of tax          -         -          -       (.12)
Cumulative effect of accounting
 change, net of tax                     -         -          -       (.06)
                                 --------  --------    --------  --------

Net income                       $   2.92  $    .16    $   5.47  $    .60
                                 ========   =======    ========  ========

A single presentation of income (loss) per share is made on the Statements of Income because the effects of assuming issuance of common shares under long-term incentive, stock option and stock purchase plans are either antidilutive or insignificant.